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EXHIBIT 10.33
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AGREEMENT NOT TO COMPETE

	THIS AGREEMENT NOT TO COMPETE is entered into by and among USURF America, Inc., a Nevada corporation ("Buyer"), CyberHighway of North Georgia, Inc., a Georgia corporation ("Seller"), Anthony Woodall ("Woodall") and Grady E. Brooks, Jr. ("Brooks").

	WHEREAS, Buyer and Seller are parties to an Asset Purchase Agreement (the "Purchase Agreement"); and

	WHEREAS, as a condition to the Purchase Agreement and in consideration of Buyer's entering into the Purchase Agreement, Seller, Woodall and Brooks have agreed to sign and be bound by this Agreement Not to Compete; and

	NOW, THEREFORE, the parties agree as follows:

	Section 1. Covenant Not to Compete. Seller, Woodall and Brooks acknowledge that Seller, as operator of an Internet Service Provider (ISP) business, and Woodall and Brooks as owners of Seller have received, or may receive, information relating to the national and international business strategies of Buyer and other businesses, units, divisions, subsidiaries or other entities of Buyer. By virtue of the unique status of Seller, Woodall and Brooks in the ISP business, the engagement of Seller, Woodall and Brooks in the ISP business as a competitor of Buyer represents a serious competitive danger to Buyer, and the use of knowledge and information about the business, strategies and plans of Buyer can and would constitute a valuable competitive advantage over Buyer. In view of the foregoing and in consideration of Buyer's entering into the Purchase Agreement, Seller, Woodall and Brooks covenant and agree that, for a period of one year after the closing date under the Purchase Agreement and except as set forth in
Section 2 below, neither of them will engage or be engaged, in any capacity, directly or indirectly, including, but not limited to, as employee, agent, consultant, manager, executive, owner or stockholder (except as a passive investor holding less than 1% equity interest in any enterprise the securities of which are publicly traded) in any business entity engaged in competition with any business conducted by Buyer, or any of its affiliates, existing on the closing date under the Purchase Agreement. If any court determines that this Agreement Not to Compete, or any part hereof, is unenforceable because the duration or geographic scope of such provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

	Section 2. Continued ISP Operations. Buyer acknowledges that, under the Purchase Agreement, it is to acquire from Seller only a portion of Seller's ISP business. Buyer specifically agrees that Seller may continue to operate that portion of its ISP business not being acquired by Buyer until such other portion of Seller's ISP business shall have been sold to another person; provided, however, that Seller shall, in any event, be entitled to continue to so operate its remaining ISP business only until the close of business December 31, 1999. Should Seller fail to dispose of its remaining ISP business by such date, Seller shall terminate its remaining ISP operations as of such date.

	Section 3. Injunctive Relief. Seller, Woodall and Brooks acknowledge that the violation of the covenants contained in this Agreement would be detrimental and cause irreparable injury to Buyer and its affiliates which could not be compensated by money damages. Seller, Woodall and Brooks agree that an injunction from a court of competent jurisdiction is the appropriate remedy for these provisions, and consent to the entry of an appropriate judgment enjoining Seller, Woodall and/or Brooks from violating these provisions in the event there is a finding of his or its breach.

	Section 4. Severability of Covenants. Each of the covenants contained in this Agreement are independent covenants, which may be available to or relied upon by Buyer and its affiliates in any court of competent jurisdiction. If any one of the separate and independent covenants shall be deemed to be unenforceable under the laws of any state of competent jurisdiction, each of the remaining covenants shall not be affected thereby. Notwithstanding the provisions of this Section 4, it is understood that every benefit received by Seller, Woodall and Brooks by virtue of this Agreement is consideration for each separate covenant contained herein.

	Section 5. Governing Law. This Agreement shall be governed by the laws of the State of Georgia.

	Section 6. Other Remedies. The undertakings herein shall not be construed as any limitation upon the remedies Buyer might, in the absence of this Agreement, have at law or in equity.

	Section 7. Arbitration. In the event of any dispute between the parties arising out of the performance of this Agreement, each of the parties agree to settle said dispute through the American Arbitration Association (the "Association") at the Association's Dallas, Texas, offices, in accordance with the then-current rules of the Association; the award given by the arbitrators shall be binding and a judgment can be obtained on any such award in any court of competent jurisdiction. It is expressly agreed that the arbitrators, as part of their award, can award attorney's fees to the prevailing party.

	Section 8. Binding Effect. All of the terms of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective parties, together with their agents, officers, directors, employees, successors, legal representatives and assigns.

	Section 9. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to its subject matter.

	Section 10. Amendments. No modification, amendment, discharge or change of this Agreement, except as otherwise provided herein, shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, amendment, discharge or change is sought.

	Section 11. Notices. All notices, demands, requests and other communications under this Agreement shall be in writing and shall be deemed properly served when received if delivered by hand or messenger service with proof of receipt of the party to whose attention it is directed, or three business days after deposit in the U.S. Mail, postage prepaid, if forwarded via registered U.S. Mail:

		If to Buyer:      USURF America, Inc.
                              Attention: David M. Loflin
                              8748 Quarters Lake Road
                              Baton Rouge, Louisiana 70809

		with a copy to:   Newlan & Newlan, Attorneys at Law
                              819 Office Park Circle
                              Lewisville, Texas 75057

           If to Seller,
            Woodall
            or Brooks:        CyberHighway of North Georgia, Inc.
                              101 Demorest Square
                              Suite D
                              Demorest, Georgia 30585

		with a copy to:   Winslow H. Verdery, Jr., Esquire
                              One Professional Drive
                              Baldwin, Georgia 30511

	or such other address as may be designated in writing to the other parties from time to time.

	Section 12. Assignment. Neither party hereto may assign this Agreement or any of their respective rights, nor delegate any of their respective duties or obligations hereunder, without the prior written consent of the other party.

	INTENDING to be legally bound hereby, Buyer, Seller, Woodall and Brooks hereby duly execute this Agreement Not to Compete on the date indicated below.

                              USURF AMERICA, INC.


Date: December 20, 1999       By: /s/ David M.Loflin
                                   David M. Loflin
                                   President

                              CYBERHIGHWAY OF NORTH GEORGIA, INC.


Date: December 20, 1999       By: /s/ Anthony Woodall
                                   Anthony Woodall
                                   President


Date: December 20, 1999       /s/ Anthony Woodall
                              Anthony Woodall, individually


Date: December 20, 1999       /s/ Grady E. Brooks
                              Grady E. Brooks, Jr., individually